Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-217772 and 333-221940) and Form S-3 (No. 333-221986) of GMS Inc. of our report dated April 30, 2018 relating to the financial statements of Master Titan Holdings LP, which appears in this Current Report on Form 8-K.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

August 15, 2018

PricewaterhouseCoopers LLP

18 York Street Suite 2600, Toronto, Ontario, Canada M5J OB2

T: +1 416 941 8383, F: +1 416 814 3220

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.